EXHIBIT B

                      PUBLIC COMPANY STOCKHOLDER AGREEMENT

      THIS STOCKHOLDER AGREEMENT (this "Agreement"), dated as of November 18, 2008, is by and among NitroMed, Inc., a Delaware corporation ("Public Company") (only with respect to Section 2(b) and Section 11 (and any provisions relating thereto)), Archemix Corp., a Delaware corporation ("Merger Partner"), and the undersigned stockholder ("Stockholder") of Public Company.

      WHEREAS, concurrently with the execution and delivery of this Agreement, Public Company, Newport Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Public Company (the "Transitory Subsidiary"), and Merger Partner have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time pursuant to the terms thereof, the "Merger Agreement"), which provides for the merger (the "Merger") of the Transitory Subsidiary into Merger Partner in accordance with the terms of the Merger Agreement;

      WHEREAS, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of each class of capital stock of Public Company as is indicated on the signature page of this Agreement; and

      WHEREAS, in consideration of the execution and delivery of the Merger Agreement by Merger Partner, Stockholder desires to agree to vote the Shares (as defined herein) over which Stockholder has voting power so as to facilitate the consummation of the Merger;

      NOW, THEREFORE, in consideration of the foregoing, intending to be legally bound, the parties hereto hereby agree as follows:

      1.    Certain Definitions.

            (a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Constructive Sale" means with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership.

                  "Shares" means (i) all shares of capital stock of Public Company owned, beneficially or of record, by Stockholder as of the date hereof, and (ii) all additional shares of capital stock of Public Company acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 10 below).

                  "Transfer" means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

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      2.    Transfer and Voting Restrictions With Respect to the Shares.

            (a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Stockholder shall not, except as the result of the death of Stockholder or as otherwise permitted by this Agreement, Transfer any of the Shares, or discuss, negotiate, make an offer or enter into an agreement, commitment or other arrangement with respect thereto, unless the person to which such Shares are being Transferred shall have executed and delivered a counterpart of this Agreement and agreed pursuant thereto, for the benefit of Merger Partner, to hold such Shares subject to all terms and conditions of this Agreement.

            (b) Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Public Company shall not, and Stockholder hereby unconditionally and irrevocably instructs Public Company to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares or (iii) record such vote, in each case, unless and until Stockholder shall have complied with the terms of this Agreement.

            (c) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder will not commit any act that could restrict or affect Stockholder's legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Stockholder's legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction.

      3.    Agreement to Vote Shares.

            (a) Prior to the Expiration Date, at every meeting of the stockholders of Public Company called, and at every adjournment or postponement thereof, Stockholder (in Stockholder's capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote (i) in favor of adoption of the Merger Agreement and approval of the transactions contemplated thereby (collectively, the "Proposed Transaction"), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any of the following (to the extent unrelated to the Proposed Transaction): (A) any merger, consolidation or business combination involving Public Company or any of its subsidiaries other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of Public Company or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Public Company or any of its subsidiaries that is prohibited by the Merger Agreement; or (D) any other action that is a breach of any covenant, representation or warranty or any other obligation or agreement of Public Company under the Merger Agreement or of Stockholder under this Agreement (each of (ii) and (iii), a "Competing Transaction").


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

            (b) If Stockholder is the beneficial owner, but not the record holder, of the Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with
Section 3(a).

      4.    Grant of Irrevocable Proxy.

            (a) Except as set forth in Section 4(f) hereof, Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Merger Partner and each of its executive officers and any of them, in their capacities as officers of Merger Partner (the "Grantees"), as Stockholder's proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Grantees with respect to any proposed adjournments or postponements of any meeting of stockholders at which any of the matters described in Section 3 hereof is to be considered.

            (b) Except with respect to any proxy given by the Stockholder in connection with the BiDil Sale, which shall remain in full force and effect and is not revoked or otherwise modified hereby, Stockholder represents that any proxies heretofore given in respect of the Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

            (c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law.

            (d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Stockholder may vote the Shares on all other matters.

            (e) Merger Partner may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder.

            (f) The proxy set forth in this Section 4 shall terminate upon the termination of this Agreement in accordance with Section 10 hereof.

      5. No Solicitation. Stockholder, in his, her or its capacity as a Stockholder, shall not directly or indirectly, (a) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, (b) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, (c) approve, endorse or recommend any Acquisition Proposal, or (d) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction.

      6.    Lock-Up With Respect to Public Company Common Stock.

            (a) Stockholder shall not Transfer any shares of Public Company Common Stock or any securities convertible into or exercisable or exchangeable for Public Company Common Stock owned of record or beneficially by Stockholder during the period commencing upon the Effective Time and ending 90 days after the date on which the Effective Time occurs with respect to 50% of such shares and 180 days after the Effective Time with respect to the remainder of such shares. The foregoing sentence shall not apply to (a) transactions relating


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to shares of Public Company Common Stock or other securities acquired in open market transactions after the Effective Time; (b) transfers of shares of Public Company Common Stock or other securities as a bona fide gift; (c) distributions of shares of Public Company Common Stock or other securities to partners, members or shareholders of the Stockholder or to the estate of any deceased partner or member of the Stockholder; (d) transfers to any family limited partnership or family limited liability company whose partnership or equity interests are owned by, or a trust for the direct or indirect benefit of, or controlled by, the Stockholder or the immediate family of the Stockholder; (e) transfers to the Stockholder's Affiliates or to any investment fund or other entity controlled or managed by the Stockholder; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), (i) each donee, distributee or transferee shall sign and deliver a lock-up letter containing substantially similar provisions as are set forth in this Section 6; or (f) transfers to any beneficiary of the Stockholder pursuant to will, intestacy, trust or other testamentary document or applicable laws of descent. In addition, the Stockholder agrees that, without the prior written consent of Public Company, it will not, during the period commencing on the Effective Time and ending 180 days after the date on which the Effective Time occurs, make any demand for or exercise any right with respect to, the registration of any shares of Public Company Common Stock or any securities convertible into or exercisable or exchangeable for Public Company Common Stock. The Stockholder also agrees and consents to the entry of stop transfer instructions with Public Company's transfer agent and registrar against the transfer of the undersigned's shares of Public Company Common Stock or any securities convertible into or exercisable or exchangeable for Public Company Common Stock except in compliance with the foregoing restrictions.

            (b) In the event that Public Company releases any shares of Public Company Common Stock from the lock-up restrictions set forth above, the same percentage of shares of Public Company Common Stock held by such persons that are so released from the lock-up restrictions shall be immediately and fully released with respect to shares of Public Company Common Stock held by the Stockholder.

      7. Action in Stockholder Capacity Only. Stockholder makes no agreement or understanding herein as a director or officer of Public Company. Stockholder signs solely in Stockholder's capacity as a record holder and beneficial owner, as applicable, of Shares, and nothing herein shall limit or affect any actions taken in Stockholder's capacity as an officer or director of Public Company. Nothing herein shall prevent or preclude an officer, director or manager of the Stockholder who is serving as a director of Public Company from taking or not taking any action in his capacity as a director of Public Company.

      8.    Representations and Warranties of Stockholder.

            (a) Stockholder hereby represents and warrants to Merger Partner as follows: (i) Stockholder is the beneficial or record owner of the shares of capital stock of Public Company indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances except as provided in the Voting Agreement; (ii) Stockholder does not beneficially own any securities of Public Company other than the shares of capital stock and rights to purchase shares of capital stock of Public Company set forth on the signature page of this Agreement; (iii) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (iv) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms. Stockholder agrees to notify Merger Partner promptly of any additional shares of capital stock of Public Company of which Stockholder becomes the beneficial owner after the date of this Agreement.


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

            (b) As of the date hereof and for so long as this Agreement remains in effect, except for this Agreement or as otherwise permitted by this Agreement, Stockholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder, in favor of the approval and authorization of the Proposed Transaction without the consent or approval of, or any other action on the part of, any other person or entity (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement and the Voting Agreement) with any person with respect to any of the Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting Stockholder's legal power, authority or right to vote the Shares on any matter (except, in each case, with respect to the Voting Agreement and the Voting Agreement).

            (c) The execution and delivery of this Agreement and the performance by Stockholder of his, her or its agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Stockholder is a party and which Stockholder is aware or by which Stockholder (or any of his, her or its assets) is bound and which Stockholder is aware, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not materially impair or materially adversely affect Stockholder's ability to perform his, her or its obligations under this Agreement or render inaccurate any of the representations made by Stockholder herein.

            (d) Stockholder understands and acknowledges that Public Company, the Transitory Subsidiary and Merger Partner are entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

      9. Confidentiality. Stockholder recognizes that successful consummation of the Proposed Transaction may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, and so that Public Company may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD promulgated under the Exchange Act, Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any, and the officers, directors, counsel and advisors of Public Company) without the prior written consent of Public Company and Merger Partner, except for disclosures Stockholder's counsel advises are required by applicable law, in which case Stockholder shall give notice of such disclosure to Public Company and Merger Partner as promptly as practicable so as to enable Public Company and Merger Partner to seek a protective order from a court of competent jurisdiction with respect thereto. The parties understand and agree that to the extent required by law Stockholder may make a filing on Schedule 13D (or an amended filing) concerning this Agreement and that such filing will not constitute a violation of this Section 9.

      10. Termination. This Agreement, including without limitation, Section 4, shall terminate and be of no further force or effect whatsoever as of the earlier of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article 9 thereof or (b) other than Sections 6, 11 and 12 hereof, the Effective Time (the "Expiration Date"). Notwithstanding anything in this Agreement to the contrary, (i) Section 11 (and any provision relating thereto) shall survive expiration or termination of this Agreement, (ii) Sections 6 and 12 hereof shall remain in full force and effect following the Effective Time for the time period provided in Section 6 and (iii) if the Effective Time of the Merger has not occurred prior to June 30, 2009, this Agreement, including without limitation Sections 6 and 12 shall be of no further force or effect.


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      11. No Effect Upon Voting Agreement. Notwithstanding anything contained in this Agreement or elsewhere to the contrary, each of the Merger Partner, the Public Company and the Stockholder acknowledges and agrees that:

            (a) the sale of the BiDil and BiDil XR drug businesses and the other transactions contemplated (the "BiDil Sale") pursuant to the Purchase and Sale Agreement dated October 22, 2008 (the "Purchase Agreement") by and between the Public Company and JHP Pharmaceuticals, LLC ("JHP") shall not constitute a Competing Transaction for purposes of this Agreement and this Agreement shall not apply to any action taken by Stockholder in connection with the BiDil Sale;

            (b) Stockholder is a party to that certain Voting Agreement, dated October 22, 2008, by and among Stockholder, Public Company, JHP and certain other parties (the "Voting Agreement") related to the BiDil Sale;

            (c) all actions taken or refrained from by Stockholder in accordance with the terms of the Voting Agreement shall be permitted under this Agreement regardless of any other provision hereof;

            (d) in no event shall this Agreement affect, limit or alter the rights or obligations of the parties to the Voting Agreement, or the rights or obligations of the Public Company or JHP under the Purchase Agreement, including, without limitation, the obligation of Stockholder to vote in favor of the Voting Proposal, as such term is defined in the Purchase Agreement, for the Public Company to consummate the Purchase Agreement in accordance with its terms or the rights of JHP to take any action or exercise any right permitted under the Voting Agreement; and

            (e) to the extent that any provision of this Agreement can be viewed as inconsistent with any right, power or privilege of the parties under the Voting Agreement, such provision of this Agreement shall have no force and effect.

      12.   Miscellaneous Provisions.

            (a) Amendments, Modifications and Waivers. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any waiver of any term or condition hereof shall be valid only if set forth in a written instrument signed on behalf of such party. Such waiver shall not be deemed to apply to any term or condition other than that which is specified in such waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            (b) Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof. In no event shall the parties have the right to amend, modify or delete, in whole or in part, the provisions of Section 11 or any other provision that relates thereto without the written consent of JHP.

            (c) Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.


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            (d) Submission to Jurisdiction. Each of the parties to this
Agreement (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 12(m) hereof. Nothing in this Section 12(d), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

            (e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

            (f) Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

            (g) Assignment and Successors. Except for any Transfer made in compliance with Section 2(a) hereof, no party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties, except that Merger Partner, without obtaining the consent of any other parties hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more of its Affiliates. No assignment by Merger Partner under this Section 12(g) shall relieve Merger Partner of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, including, without limitation, Stockholder's estate and heirs upon the death of Stockholder. Any purported assignment of rights or delegation of performance obligations in violation of this Section 12(g) shall be null and void.

            (h) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto, JHP as it relates to Section 11 (or any other provision that relates thereto) and their respective successors and permitted assigns, or to otherwise create any third-party beneficiary hereto.

            (i) Cooperation. Stockholder agrees to cooperate fully with Merger Partner and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Merger Partner to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Stockholder hereby agrees that Public Company and Merger Partner may publish and disclose in the Registration Statement and any resale registration statement relating thereto (including all documents and schedules filed with the SEC) and the Proxy Statement/Prospectus, such Stockholder's identity and ownership of Shares and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to the Registration Statement or in any other filing made by Public Company or Merger Partner with the SEC relating to the Proposed Transaction.


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            (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided however, that in the event that any provision of Section 11 (or any provision relating thereto) is deemed invalid, the parties will negotiate in good faith with HIP to agree upon replacement language that would overcome invalidity to address the intention of
Section 11 (or any provision relating thereto). If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

            (k) Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

            (1) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Public Company and Merger Partner shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth in this Agreement. Stockholder accordingly agrees that, in addition to any other remedies that may be available to Public Company or Merger Partner, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity without posting any bond or other undertaking.

            (m) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as follows: (A) if to Public Company or Merger Partner, to the address provided in the Merger Agreement, including to the persons designated therein to receive copies, and (B) if to Stockholder, to Stockholder's address shown below Stockholder's signature on the signature page hereof.

            (n) Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement of amendments thereto and of signature pages by facsimile transmission or by email transmission in portable document format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable document format, or similar format, shall be deemed to be their original signatures for all purposes.

            (o) Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.


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            (p) Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

            (q) Parallel Stockholder Agreements. The Public Company represents to the Stockholder that each of the following stockholders have entered into Stockholder Agreements with Public Company in connection with the Merger (the "Stockholder Agreements"): (i) HealthCare Ventures V, L.P., (ii) HealthCare Ventures VI, L.P., (iii) Rho Ventures IV (QP), L.P., (iv) Rho Ventures IV, L.P.,
(v) Rho Ventures N GmbH & Co. Beteiligungs KG, (vi) Rho Management Trust II,
(vii) Care Capital, and (viii) Invus Public Equities L.P.. All of such Stockholder Agreements, including without limitation this Agreement, have identical terms and the Public Company agrees not to amend or waive any provision of any of such Stockholder Agreements without (i) providing Stockholder with an opportunity to have the same amendment or waiver in connection with this Agreement and (ii) the approval of HIP for any amendment or waiver in connection with Section 11 (or any provision relating thereto) .


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

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

ARCHEMIX CORP.:                  STOCKHOLDER:


------------------------------   INVUS PUBLIC EQUITIES, L.P.
Name:
Title:                           By:      Invus Public Equities Advisors, LLC
                                          As General Partner

                                 By:      /s/ Raymond Debbane
                                          -----------------------------------
                                          Raymond Debbane, President

                                 Address: 750 Lexington Ave., 30th Floor
                                          New York, NY  10022

                                 Telephone:      (212) 371-1717
                                 Facsimile:      (212) 371-1829
                                 E-Mail Address: rd@invus.com


                                 Shares Beneficially Owned by Stockholder:

                                 4,989,024 shares of Public Company Common Stock

                                 __________ Public Company Stock Options


With respect to Section 2(b) and Section 11 (and any provisions that relate thereto) only:


NITROMED, INC.:


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Name:
Title:

            [Signature Page to Merger Partner Stockholder Agreement]